UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 12, 2024
___________________________________
InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2024, the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) expanded the size of the Board of Directors from seven to eight members and elected Ron Hundzinski to fill the vacancy created by this increase in size of the Board of Directors. Mr. Hundzinski was elected to serve until the expiration of the current term in 2025, or until his successor is duly elected and qualified, unless he earlier resigns or is removed. Mr. Hundzinski will also serve as a member of the Audit Committee.

Mr. Hundzinski, 65, retired in 2023 after a distinguished career serving as CFO and other key leadership roles with several public companies. He has been a director at Gentherm, Inc., a thermal management and pneumatic comfort technologies company for the automotive and medical industries, since 2016 and is currently Chairman of the Board at Gentherm. Mr. Hundzinski served as the Chief Financial Officer and an Executive Director of TI Fluid Systems from January 2020 until his retirement in April 2023. Previously, he served as the Executive Vice President of Finance for Tenneco Inc. from Janaury 2018 to December 2019. From 2012 to 2018, Mr. Hundzinski served as the Executive Vice President and Chief Financial Officer of BorgWarner, Inc. During his career with BorgWarner, he held a range of finance leadership positions including Treasurer, Principal Accounting Officer, and Vice President of Finance for the BorgWarner Turbo Systems business. Mr. Hundzinski holds a Bachelor of Business Administration in Finance from Western Michigan University and a Master of Business Administration from the University of Colorado.

There are no arrangements or understandings between Mr. Hundzinski and any other persons pursuant to which Mr. Hundzinski was named a director of the Company. Mr. Hundzinski is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hundzinski will be eligible to receive the compensation for his service as a director in accordance with the Company's standard arrangements for non-employee directors of the Company, which arrangements are described under the heading "Current Independent Director Compensation" in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2024. Mr. Hundzinski has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board of Directors.

A press release issued by the Company on November 18, 2024 announcing the election of Mr. Hundzinski is filed as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of InfuSystem Holdings, Inc. dated November 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: November 18, 2024